Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

EVgo Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
	Equity	Class A Common Stock, par value $0.0001 per share	—	—	—	$—	—	$—
	Equity	Preferred Stock, par value $0.0001 per share	—	—	—	$—	—	$—
Fees To Be Paid	Unallocated (Universal Shelf)		Rule 457(o)	(2)	(3)	$750,000,000(4)	0.0000927	$69,525
Fees To Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c)	195,800,000(5)	(6)	$1,720,103,000(7)	0.0000927	$159,454
		Total Offering Amounts				$2,470,103,000		$228,979
		Total Fees Previously Paid						0.00
		Total Fee Offsets						0.00
		Net Fee Due						$228,979

(1)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.0000927.

(2)

This registration statement covers the offer and sale of up to $750 million aggregate principal amount of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of the Registrant that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of securities that may be offered or issued in connection with or as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder and is not specified pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(4)	Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(5)

Represents shares of Class A Common Stock issuable upon the redemption of units in EVgo OpCo, LLC, together with an equal number of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Registrant.

(6)	The proposed maximum offering price per share of Class A Common Stock will be determined from time to time in connection with, and at the time of, the sale by EVgo OpCo, LLC.
(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for our Class A Common Stock on August 3, 2022, as reported on the Nasdaq Global Select Market.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Offering Price of Securities Previously Registered		Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.0001 per share	23,044,837(8)(10)		$279,533,873	S-1	333-258052	July 30, 2021
Equity	Warrants to purchase Class A Common Stock	3,148,569(9)(10)	$	—(11)	S-1	333-258052	July 30, 2021

(8)

Represents shares of Class A Common Stock, including (a) shares that are issuable upon exercise of warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the Registrant’s initial public offering consummated on October 2, 2020 (the “IPO), (b) shares that are issuable upon the exercise of warrants originally issued in the IPO, (c) shares converted from shares of Class B Common Stock in connection with the Registrant’s business combination on July 1, 2021 (the “Business Combination”) and (d) shares sold to investors in a private placement consummated concurrently with the Business Combination, that are registered under the registration statement on Form S-1 (File No. 333-258052) of the Registrant declared effective on July 30, 2021 (as amended, the “Prior Registration Statement”) and included in this registration statement.

(9)	Represents Private Placement Warrants that are registered under the Prior Registration Statement and included in this registration statement.
(10)

No registration fee is payable because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 of the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

(11)

In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants were allocated to the shares of Class A Common Stock underlying such warrants, and no separate fee was payable for the Private Placement Warrants.